EXHIBIT 99.2 2020 2nd Quarter Conference Call July 23, 2020

FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding the ongoing COVID-19 pandemic and recent oil price volatility and their respective effects and results, our protocols and plans, our current work continuing, the spot market, our spending and cost reduction plans and our ability to manage current changes; our strategy; any statements regarding visibility and future utilization; any projections of financial items; any statements regarding future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statements regarding our ability to enter into and/or perform commercial contracts; any statements concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors that could cause results to differ materially from those in the forward-looking statements, including but not limited to the results and effects of the COVID-19 pandemic and actions by governments, customers, suppliers and partners with respect thereto; market conditions; results from acquired properties; demand for our services; the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays, which include delays in delivery, chartering or customer acceptance of assets or terms of their acceptance; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including our most recently filed Annual Report on Form 10-K and in our other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements, which speak only as of their respective dates, except as required by the securities laws. Social Media From time to time we provide information about Helix on social media, including: • Twitter: @Helix_ESG • LinkedIn: www.linkedin.com/company/helix-energy-solutions-group • Facebook: www.facebook.com/HelixEnergySolutionsGroup • Instagram: www.instagram.com/helixenergysolutions 2

PRESENTATION OUTLINE • Executive Summary (pg. 4) • Operational Highlights by Segment (pg. 9) • Key Financial Metrics (pg. 17) • 2020 Outlook (pg. 20) • Non-GAAP Reconciliations (pg. 25) • Questions and Answers 3

Executive Summary 4

EXECUTIVE SUMMARY ($ in millions, except per share data) Three Months Ended Six Months Ended 6/30/20 6/30/19 3/31/20 6/30/20 6/30/19 Revenues $ 199 $ 202 $ 181 $ 380 $ 369 Gross profit $ 30 $ 40 $ 2 $ 32 $ 56 15% 20% 1% 8% 15% Net income (loss)1 $ 5 $ 17 $ (12) $ (6) $ 18 Diluted earnings (loss) per share $ 0.04 $ 0.11 $ (0.09) $ (0.06) $ 0.12 Adjusted EBITDA2 Business segments $ 56 $ 61 $ 26 $ 82 $ 99 Corporate, eliminations and other (8) (11) (7) (15) (18) Adjusted EBITDA2 $ 48 $ 50 $ 19 $ 67 $ 81 Cash and cash equivalents3 $ 178 $ 261 $ 159 $ 178 $ 261 Cash flows from operating activities $ 23 $ 67 $ (17) $ 6 $ 33 1 Net income (loss) attributable to common shareholders 2 Adjusted EBITDA is a non-GAAP financial measure. See non-GAAP reconciliations on slide 26 3 Excludes restricted cash of $42 million as of 6/30/20 and $52 million as of 3/31/20 5

EXECUTIVE SUMMARY - HIGHLIGHTS Q2 2020 • Net income1 of $5 million, $0.04 per diluted share • Adjusted EBITDA2 of $48 million • Operating cash flows of $23 million • Free Cash Flow2 of $19 million, includes $5 million in capital spending Q2 2020 Year to date • Net loss1 of $(6) million, $(0.06) per diluted share, which was impacted by the following: • Goodwill impairment charge of approximately $7 million associated with Subsea Technologies Group Limited • Net tax benefits of $8 million related to certain foreign subsidiary tax restructurings and $5 million related to tax law changes associated with the CARES Act • Adjusted EBITDA2 of $67 million • Operating cash flows of $6 million • Free Cash Flow2 of $(11) million, includes $36 million in capital spending: • $18 million for regulatory certifications of our vessels and systems included in operating cash flows • $18 million in capital expenditures included in investing cash flows 1 Net income (loss) attributable to common shareholders 2 Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. See non-GAAP reconciliations on slide 26 6

EXECUTIVE SUMMARY – Q2 2020 OPERATIONS Well Intervention • Utilization of 72% across the well intervention vessel fleet • 93% in the GOM • 40% in the North Sea and West Africa, with both Q7000 and Seawell warm-stacked in April 2020 • 99% in Brazil • 15K IRS utilization 78%; 10K IRS idle during quarter Robotics • Robotics chartered vessels utilization 95% • 342 spot vessel days, including 195 days on a wind farm site clearance project • 119 vessel trenching days on renewables projects • ROVs, trenchers and ROVDrill utilization 34% Production Facilities • Helix Producer 1 operated at full rates during quarter • Nominal production benefit 7

EXECUTIVE SUMMARY – BALANCE SHEET Q2 2020 • Cash and cash equivalents of $178 million • Excludes $42 million of restricted cash1 • Liquidity2 of approximately $351 million • Long-term debt3 of $387 million • Net debt4 of $166 million 1 Restricted cash of $42 million pledged as collateral at 6/30/20 for a short-term project-related letter of credit; restriction released July 2020 2 Liquidity at 6/30/20 is calculated as the sum of cash and cash equivalents ($178 million) and available capacity under our revolving credit facility ($172 million) and excludes restricted cash of $42 million; amounts may not add due to rounding 3 Net of unamortized discounts and issuance costs 4 Net debt at 6/30/20 is calculated as long-term debt ($387 million) less cash and cash equivalents ($178 million) and restricted cash ($42 million); amounts may not add due to rounding 8

Operational Highlights by Segment 9

COVID-19 AND MARKET EVENTS • The ongoing COVID-19 pandemic and its impact on the global economy have resulted in a precipitous decrease in the price of oil and caused significant disruption and uncertainty in the oil and gas market • The COVID-19 pandemic has created challenges for our operations, in particular crew changes due to travel restrictions; we have established safety measures and protocols on the vessels and for crew changes • Self-isolation before shifts, health questionnaires, screening / virus testing before boarding vessels, longer shifts = reduced travel • PPE requirements onboard (including wearing masks and face shields), social distancing, closed common areas, immediate response plan for any personnel showing symptoms • Demand and pricing for our services has decreased and is expected to remain weak for the near term • We have responded to revenue reductions by responsibly reducing our cost base, including warm stacking two vessels and cutting targeted SG&A spending • We are continuing to take what we believe to be appropriate steps to protect our employees, customers and balance sheet 10

BUSINESS SEGMENT RESULTS ($ in millions) Three Months Ended Six Months Ended 6/30/20 6/30/19 3/31/20 6/30/20 6/30/19 Revenues Well Intervention $ 146 $ 159 $ 141 $ 286 $ 281 Robotics 51 45 35 86 85 Production Facilities 14 16 16 29 31 Intercompany Eliminations (11) (18) (10) (21) (28) Total1 $ 199 $ 202 $ 181 $ 380 $ 369 Gross profit (loss) % Well Intervention $ 15 10% $ 30 19% $ (1) -1% $ 14 5% $ 44 16% Robotics 11 22% 5 11% - 11 12% 3 4% Production Facilities 4 27% 5 31% 4 27% 8 27% 10 31% Eliminations and other - - - (1) (1) Total1 $ 30 15% $ 40 20% $ 2 1% $ 32 8% $ 56 15% Utilization Well Intervention vessels 72% 94% 72% 72% 84% Robotics vessels 95% 92% 89% 92% 90% ROVs, trenchers and ROVDrill 34% 41% 34% 34% 40% 1 Amounts may not add due to rounding 11

WELL INTERVENTION – GULF OF MEXICO Gulf of Mexico • Q5000 – 87% utilized in Q2; completed a one-well abandonment project for one customer; 12 days unpaid scheduled testing of 15K IRS prior to resuming operations with BP performing 15K work during remainder of quarter • Q4000 - 98% utilized in Q2; completed a two-well production enhancement campaign for one customer; completed one enhancement and one abandonment for another customer • 15K IRS rental unit – 78% utilized in Q2 performing intervention work for BP on the Q5000 • 10K IRS rental unit – System idle in Q2 12

WELL INTERVENTION – NORTH SEA AND WEST AFRICA North Sea and West Africa • Well Enhancer – 87% utilized in Q2; performed enhancement work for four customers including coiled tubing operations on two wells • Seawell – 21% utilized in Q2; completed well abandonment programs on four wells for two customers; vessel subsequently warm-stacked in Leith • Q7000 – 13% utilized in Q2; completed a five-well enhancement program for one customer; vessel subsequently warm-stacked in Tenerife 13

WELL INTERVENTION – BRAZIL Brazil • Siem Helix 1 – 99% utilized in Q2; performed workover and production enhancement operations on one well and abandonment scopes on three wells • Siem Helix 2 – 99% utilized in Q2; performed workover and production enhancement operations on three wells 14

ROBOTICS • Grand Canyon II (Asia Pacific) – 100% utilized in Q2 performing ROV support work • Grand Canyon III (North Sea) – 72% utilized in Q2 performing trenching operations for three customers and ROV support work for two customers • Spot Vessels – 342 total days of spot vessel utilization globally • 195 days on three vessels performing seabed clearance and site preparation for wind farm project in the North Sea • 91 days on the Ross Candies performing ROV support work for five clients in the Gulf of Mexico • 56 days completing marine salvage project offshore Australia • Trenching – 50 days of vessel trenching operations on Grand Canyon III and 69 days of trenching operations on third-party vessel for work on wind farm offshore Virginia 15

UTILIZATION 100% 94% 95% 89% 92% 80% 72% 72% 60% Q2 2020 Q1 2020 40% Q2 2019 41% 34% 34% 20% 0% Well Intervention Vessels Robotics Support Vessels ROVs, Trenchers and ROVDrill • Grand Canyon1,3 • 44 ROVs2 • Q5000 • Siem Helix 11 • Grand Canyon II1 • 1 ROVDrill unit2 • Q4000 • Siem Helix 21 • Grand Canyon III1 • 4 Trenchers2 • • 4 Seawell Q7000 • Spot vessels1 • Well Enhancer 1 Chartered vessels 2 One ROV retired in Q1 2020 and one ROV retired in Q4 2019; one trencher retired in Q2 2019 3 Grand Canyon charter expired November 2019 4 Q7000 included in utilization calculation from its commencement of operations in January 2020 16

Key Financial Metrics 17

DEBT INSTRUMENT PROFILE Total funded debt1 of $413 million at 6/30/20 • $125 million Convertible Senior Notes due 2022 – 4.25% Principal Payment Schedule at 6/30/20 ($ in millions) • $125 million Convertible Senior Notes due 2023 – 4.125% $150 • $32 million Term Loan – LIBOR + 3.25% $133 $133 • Quarterly amortization payments of approximately $0.9 million with a final balloon payment of $27 million at maturity in Q4 2021 $100 $91 • $60 million MARAD Debt – 4.93% • Semi-annual amortization payments $50 2 • $71 million Q5000 Loan – LIBOR + 2.75% $23 $24 • Quarterly amortization payments of approximately $8.9 million $9 • During Q1 2020, maturity extended to January 2021 with a final $0 balloon payment of $54 million; interest rate increased 0.25% MARAD Term Loan Q5000 Loan 1 Excludes unamortized debt discounts and debt issuance costs CSN 2022 CSN 2023 2 We fixed through April 2020 the LIBOR interest rate on 75% of the Q5000 Loan at 1.51% utilizing interest rate swaps 18

DEBT & LIQUIDITY PROFILE $700 $626 $600 $496 $500 $440 $406 $387 $400 $300 $269 $229 $166 $200 $161 $143 $100 $0 12/31/16 12/31/17 12/31/18 12/31/19 6/30/20 Long-term Debt¹ Net Debt² Liquidity³ Liquidity3 of approximately $351 million at 6/30/20 1 Long-term debt is net of unamortized debt discounts and issuance costs 2 Net debt is calculated as long-term debt less cash and cash equivalents and restricted cash 3 Liquidity is calculated as the sum of cash and cash equivalents plus available capacity under our revolving credit facility; liquidity excludes restricted cash of $42 million at June 30, 2020 and $54 million at December 31, 2019 pledged as collateral on a short-term project-related letter of credit 19

2020 Outlook 20

2020 OUTLOOK: FORECAST

($ in millions)	2020 Outlook		2019 Actual	
Revenues	$	655 - 740	$	752
Adjusted EBITDA[1,2,3]		115 - 145		180
Free Cash Flow[1]		40 - 80		31
Capital Additions[4]		~ 38		161
Revenue Split:				
Well Intervention	$	490 - 560	$	593
Robotics		145 - 160		172
Production Facilities[3]		55		61
Eliminations[5]		(35)		(74)
Total	**$**	**655 - 740**	**$**	**752**

1 Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. See non-GAAP reconciliations on slide 26

2 2020 Outlook and 2019 Actual include an approximate $20 million reduction in EBITDA for mobilization costs paid in 2016-2017 for the Brazil contracts and expensed over the term of the contracts

3 2020 Outlook includes nominal benefit from oil and gas production

4 2020 Outlook and 2019 Actual include regulatory certification costs for our vessels and systems; 2019 Actuals includes capitalized interest; capitalized interest in 2020 Outlook is nominal

5 2019 Actual includes approximately $28 million of eliminations associated with intercompany P&A work on two Droshky wells performed for our Production Facilities segment

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2020 OUTLOOK Total backlog at June 30, 2020 was approximately $574 million ($365 million for Well Intervention); backlog of $263 million expected to be realized during remainder of 2020 Well Intervention Outlook • Q4000 (Gulf of Mexico) – contracted backlog through August, identified opportunities into Q4 • Q5000 (Gulf of Mexico) – contracted with BP through remainder of 2020 • IRS rental units (Gulf of Mexico) – 15K IRS identified opportunity during Q4; 10K IRS idle • Well Enhancer (North Sea) – contracted backlog into September instead of through August, identified opportunities into Q4 • Seawell (North Sea) – vessel warm stacked in Leith, available in the spot market • Q7000 (West Africa) – vessel warm stacked in Tenerife with earliest opportunities in West Africa Q4 2020 or Q1 2021 • Siem Helix 1 & 2 (Brazil) – under contract for Petrobras; scheduled maintenance for Siem Helix 1 in Q3 with minimal expected downtime 22

2020 OUTLOOK Robotics Outlook • Grand Canyon II (Asia Pacific) – contracted for flotel and ROV support project through Q3; identified prospects for Q4 and expected good utilization during remainder of 2020 • Grand Canyon III (North Sea) – currently performing export cable trenching in North Sea through Q3; good utilization with additional follow-on trenching expected during Q4 • Ross Candies (Gulf of Mexico) – charter commitment to expire in early August; expected to subsequently operate vessel on “pay as you go” basis over near term • Renewables site clearance – ongoing North Sea wind farm site clearance project (boulder removal) utilizing two vessels of opportunity expected to continue into Q4; UXO portion of project completed in early July • Decommissioning – mobilizing Skandi Acergy in August for expected 60 days combined North Sea decommissioning project with Helix Well Intervention 23

2020 OUTLOOK: CAPITAL ADDITIONS & BALANCE SHEET 2020 Capital additions are currently forecasted at approximately $38 million, consisting of the following: • Growth Capex – $5 million related primarily to completion of Q7000 and related intervention system • Maintenance Capex – $33 million primarily for regulatory certification costs on our vessels and systems, including regulatory certification costs on Q4000, Q5000 and Seawell • Capital additions for the remainder of 2020 expected to be $11 million Balance Sheet • Our total funded debt1 level is expected to decrease by $23 million (from $413 million at June 30, 2020 to $390 million at December 31, 2020) as a result of scheduled principal payments • Tax refunds related to the CARES Act of approximately $16-20 million expected during the second half of 2020 and early 2021 1 Excludes unamortized debt discounts and issuance costs 24

Non-GAAP Reconciliations 25

NON-GAAP RECONCILIATIONS

($ in thousands, unaudited)

	Three Months Ended			Six Months Ended		Twevle Months Ended
	6/30/20	6/30/19	3/31/20	6/30/20	6/30/19	12/31/19
Adjusted EBITDA:						
Net income (loss)	$ 5,450	$ 16,823	$ (13,928)	$ (8,478)	$ 18,141	$ 57,697
Adjustments:						
Income tax provision (benefit)	(271)	2,876	(21,093)	(21,364)	3,200	7,859
Net interest expense	7,063	2,205	5,746	12,809	4,303	8,333
Loss on extinguishment of long-term debt	-	18	-	-	18	18
Other (income) expense, net	2,069	1,311	10,427	12,496	145	(1,165)
Depreciation and amortization	33,969	28,003	31,598	65,567	56,512	112,720
Goodwill impairment	-	-	6,689	6,689	-	-
Non-cash gain on equity investment	-	-	-	-	-	(1,613)
EBITDA	$ 48,280	$ 51,236	$ 19,439	$ 67,719	$ 82,319	$ 183,849
Adjustments:						
Gain on disposition of assets, net	$ (473)	$ -	$ -	$ (473)	$ -	$ -
General provision for current expected credit losses	108	-	586	694	-	-
Realized losses from FX contracts not designated as hedging instruments	-	(912)	(682)	(682)	(1,781)	(3,761)
Adjusted EBITDA	$ 47,915	$ 50,324	$ 19,343	$ 67,258	$ 80,538	$ 180,088
Free cash flow:						
Cash flows from operating activities	$ 23,264	$ 66,807	$ (17,222)	$ 6,042	$ 32,561	$ 169,669
Less: Capital expenditures, net of proceeds from sale of assets	(4,692)	(13,303)	(12,389)	(17,081)	(24,933)	(138,304)
Free cash flow	$ 18,572	$ 53,504	$ (29,611)	$ (11,039)	$ 7,628	$ 31,365

We define EBITDA as earnings before income taxes, net interest expense, gain or loss on extinguishment of long-term debt, net other income or expense, and depreciation and amortization expense. Non-cash impairment losses on goodwill and other long-lived assets and gains and losses on equity investments are also added back if applicable. To arrive at our measure of Adjusted EBITDA, we exclude the gain or loss on disposition of assets and the general provision for current expected credit losses, if any. In addition, we include realized losses from foreign currency exchange contracts not designated as hedging instruments and other than temporary loss on note receivable, which are excluded from EBITDA as a component of net other income or expense. We define free cash flow as cash flows from operating activities less capital expenditures, net of proceeds from sale of assets. We use EBITDA and free cash flow to monitor and facilitate internal evaluation of the performance of our business operations, to facilitate external comparison of our business results to those of others in our industry, to analyze and evaluate financial and strategic planning decisions regarding future investments and acquisitions, to plan and evaluate operating budgets, and in certain cases, to report our results to the holders of our debt as required by our debt covenants. We believe that our measures of EBITDA and free cash flow provide useful information to the public regarding our operating performance and ability to service debt and fund capital expenditures and may help our investors understand and compare our results to other companies that have different financing, capital and tax structures. Other companies may calculate their measures of EBITDA, Adjusted EBITDA and free cash flow differently from the way we do, which may limit their usefulness as comparative measures. EBITDA, Adjusted EBITDA and free cash flow should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income, cash flows from operating activities, or other income or cash flow data prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions that are excluded from these measures.

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Thank you